UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Commission File No. 333-140685

World Series of Golf, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0719383
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

     On October 30, 2009, we entered into a letter agreement (the “Compass Agreement”) with Compass Entertainment LLC, a diversified entertainment production company based in Las Vegas, Nevada (“Compass”). Pursuant to the Compass Agreement, we granted to Compass an exclusive, worldwide license to produce and distribute the television content we generate from our annual World Series of Golf amateur golf tournament and from a series of live regional or “satellite” amateur golf tournaments that Compass will organize, promote and produce on our behalf. The parties intend that the winners of the satellite tournaments will participate in an annual World Series of Golf championship in Las Vegas, Nevada. The number of satellite tournaments to be held has not yet been definitely determined but the parties have preliminarily set the number at twelve per year with the first such tournament to be held in January 2010.

     Under the Compass Agreement, Compass is required to secure national television broadcasting for the programming content derived from our tournaments. It may also secure distribution via the Internet. Compass will pay all of the costs incurred to stage the live satellite tournaments and all costs to produce and distribute the television programming derived from each our tournaments, including our annual championship tournament in Las Vegas. We also granted Compass the right to represent us for ninety days, subject to an additional ninety day extension period, in the promotion and commercialization of previously recorded programming derived from our past annual tournaments.

     Under the Compass Agreement, Compass will pay us the following amounts in consideration of the rights granted under the agreement: (i) thirty (30%) percent of the net aggregate player entry fees for each tournament staged by Compass, such amount to be calculated after deduction of all production costs and expenses incurred by Compass relating to such tournament, payable once annually following our annual championship tournament and (ii) fifteen (15%) percent of all gross advertising and sponsorship revenue received in connection with the tournaments. The Compass Agreement has a term of five years and can be renewed annually by Compass for up to an additional five years.

     Among other terms of the Compass Agreement, we granted Compass a license to use our World Series of Golf trademark and logo and the right to sell its own branded merchandise at the tournaments.

     The foregoing summary is qualified in its entirety by reference to the text of the Compass Agreement, a copy of which is attached hereto as Exhibit 10.1.

     On November 5, 2009, we issued a press release announcing the transaction with Compass, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Letter Agreement, dated October 30, 2009 between the registrant and Compass Entertainment LLC.

99.1	Press Release of World Series of Golf, Inc. dated November 5, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC. (Registrant)

By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer

Dated: November 5, 2009

EXHIBIT INDEX
Exhibit No.	Document

10.1	Letter Agreement, dated October 30, 2009 between the registrant and Compass Entertainment LLC.

99.1	Press Release of World Series of Golf, Inc. dated November 5, 2009.